UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4101 North Thanksgiving Way

Lehi, UT  84043

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Land Lease Agreement

On December 16, 2022, a subsidiary of Vivakor, Inc. (the “Company”), VivaVentures Remediation Corp., entered into a Land Lease Agreement (the “Land Lease”) with W&P Development Corporation, under which the Company agreed to lease approximately 3.5 acres of land in Houston, Texas (commonly known as The San Jacinto River & Rail Park, 18511 Beaumont Highway, Houston, Texas). The Land Lease is for an initial term of 126 months and may be extended for an additional 120 months at the Company’s discretion. Monthly rent is $0 for the first three months and then, beginning at month 4, is approximately $7,000 (based on a 50% reduction), then increases to approximately $13,000 in month 7 and then increases annually up to approximately $16,000 per month by the end of the initial term. The Company plans to place one or more of its Remediation Processing Machines (RPCs) on such leased property, as well as store certain equipment.

The foregoing description of the Land Lease does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, the Board of Directors (the “Board”) of the Company appointed David Natan to the Board, as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Governance Committee, and Mr. Natan accepted appointment to such positions.

David Natan, age 69, currently serves as President and Chief Executive Officer of Natan & Associates, LLC, a consulting firm offering chief financial officer services to public and private companies in a variety of industries, since 2007.  In addition, Mr. Natan currently serves as Executive Vice President and Chief Financial Officer for Airborne Motorworks, Inc., a privately-held aerospace transportation company, since April 2020.  From February 2010 to May 2020, Mr. Natan served as Chief Executive Officer of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on the solar industry and LED lighting products.  From February 2002 to November 2007, Mr. Natan served as Executive Vice President of Reporting and Chief Financial Officer of PharmaNet Development Group, Inc., a drug development services company, and, from June 1995 to February 2002, as Chief Financial Officer and Vice President of Global Technovations, Inc., a manufacturer and marketer of oil analysis instruments and speakers and speaker components.   Prior to that, Mr. Natan served in various roles of increasing responsibility with Deloitte & Touche LLP, a global consulting firm. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of Global Diversified Marketing Group, Inc. (OTCMKTS: GDMK), a manufacturer, marketer and distributor of food and snack products, since February 2021; and serves as a member of the Board of Directors and Chair of the Audit Committee of the Board of Directors of Sunshine Biopharma, Inc. (Nasdaq: “SBFM”) a pharmaceutical and nutritional supplement company, since February 2022. On August 15, 2022 Mr. Natan became an independent Director of Titan Pharmaceuticals, Inc. (Nasdaq: “TTNP”) where he serves as Chair of the Compensation Committee. Previously, Mr. Natan served as Chairman of the Board of Directors of ForceField Energy, Inc., from April 2015 to May 2020, and as a member of the Board of Directors of Global Technovations, Inc., from December 1999 to December 2001. Mr. Natan holds a B.A. in Economics from Boston University.

As a member of the Board, Mr. Natan will add considerable value, including through his extensive public company experience, which includes direct involvement in more than 20 M&A transactions, as well as advising regarding successful fund-raising activities related to such transactions.

Family Relationships

Mr. Natan does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions between Mr. Natan and the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit

10.1	Land Lease
104	Cover Page Interactive Data File (formatted in inline XBRL, and included in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: December 21, 2022	By:	/s/ James Ballengee
Name: James Ballengee
Title: Chief Executive Officer

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